UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: OCTOBER 10, 2002

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Item  2.

On October 9, 2002, American Crystal Sugar Company (the “Company”) issued a press release announcing its acquisition, through its wholly-owned subsidiary, Sidney Sugars Incorporated, of three sugarbeet factories from Imperial Sugar Company.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

Item  7.

Financial Statement and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of American Crystal Sugar Company issued October 9, 2002

Item  9.

The Company announced to its shareholders on October 10, 2002 that the forecasted gross beet payment for the 2001 crop is currently estimated at $46.64 per average ton of sugarbeets.  The final actual gross beet payment for the 2001 crop will not be determined until the Company’s annual financial statements are completed and accepted by the Board of Directors in November.

This Item 9 report contains forward-looking statements and information based upon assumptions by the  Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Important Factors” section contained in the Company’s Annual Report on Form 10-K  for fiscal year 2001, as amended.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated: October 10, 2002		/s/ Brian Ingulsrud
	By:	Brian Ingulsrud
	Its:	Corporate Controller and Chief Accounting Officer